Exhibit 10.31

Agreement

Party A:

Equipment Division, Department of Education, Sichuan Province

Party B:

Today’s Teachers Technology and Culture Ltd.

Through discussion between the two parties, Party A and Party B agree to jointly co-operate in carrying out the project of book cataloguing and supply service for equipping the libraries of elementary and secondary schools in Sichuan Province.

1.

Party A shall examine and approve the book catalogue provided by Party B according to the requirement for library equipment by the Ministry of Education.  After approval, Party A shall be responsible to include the books in the required book catalogue for equipping the libraries of elementary and secondary schools in Sichuan Province.  It shall also inspect the status of the equipment and fulfillment of the required book catalogue during such occasions as the standard acceptance process of the libraries of elementary and secondary schools in the province, the acceptance of “Pujiu (Making Nine-Year Education Universal”), and the re-revaluation of provincial key high schools and acceptance of national and provincial-level demonstration high schools.

2.

Party A appoints Party B as its specialized exclusive supplier.  (Details regarding supplies shall be agreed upon by the demanders and Party B through specific business agreements) and shall circulate the above contents in a document in the name of the Educational Department of Sichuan Province to the whole province.

3.

Party B shall be responsible to set up online subscription and supply system, regularly provide the book catalogue approved by Party A to the elementary and secondary schools in the province through internet or mail orders.

4.

When carrying out its supply responsibilities, Party B shall have an honest attitude and be service-minded.  In case there is any conducts that intentionally damage demander’s interest and service, Party A reserves the right to reverse its obligations stipulated in clause 1 above.

5.

After accepting Party A’s invitation to co-operate on this project, Party B shall gradually provide and complete more specialized service contents in accordance with demanders, and accept guidance and supervision of Party A to its work from time to time.

6.

Before the start-up of the co-operation project between the two parties, Party B shall pay Party A a management fee of RMB50,000 Yuan.

In case new issues occur during the execution of this agreement, the two parties can continue to sign additional agreements.

Two identical sets of this agreement have been signed, effective from the date signed, one for each party.

Party A

Equipment Division, Department of Education, Sichuan Province

January 1, 2003

Party B

Today’s Teachers Technology and Culture Ltd.

January 9, 2003